Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2017 relating to the financial statements and financial statement schedule, which appears in Mellanox Technologies, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 25, 2019

US-DOCS\109425278.2